Exhibit 10.1

ECHO GLOBAL LOGISTICS, INC.

2015 INDUCEMENT AND RETENTION STOCK PLAN

FOR COMMAND EMPLOYEES

(effective June 1, 2015)

ECHO GLOBAL LOGISTICS, INC.

2015 INDUCEMENT AND RETENTION STOCK PLAN

FOR COMMAND EMPLOYEES

ECHO GLOBAL LOGISTICS, INC.

2015 INDUCEMENT AND RETENTION STOCK PLAN
FOR COMMAND EMPLOYEES

Article 1.                                            Establishment, Objectives and Duration

1.1                               Establishment of the Plan.  The “independent directors” within the meaning of the NASDAQ marketplace rules (the “Independent Directors”) of the Board of Directors of Echo Global Logistics, Inc., a Delaware corporation, hereby establishes this Echo Global Logistics, Inc. 2015 Inducement and Retention Stock Plan for Command Employees (the “Plan”) as set forth herein.  Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2.  The Plan permits the grant of Restricted Stock.  The Plan will not be effective until the Committee has approved the Plan and until the Acquisition (as defined in Article 2) has been consummated.

1.2                               Purpose of the Plan.  The purpose of the Plan is to provide Awards of Restricted Stock to certain persons employed by Command Transportation, LLC (“Command”) in connection with the Acquisition, as an inducement material to those persons entering into employment or continuing employment with the Company or its current or future Affiliates upon the consummation of the Acquisition, and to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders. The Plan is intended to comply with The NASDAQ Stock Market (“NASDAQ”) Listing Rule 5635(c)(4), which provides an exception to the NASDAQ shareholder approval requirement for the issuance of securities with regard to grants to prospective employees of the Company, including without limitation grants to prospective employees in connection with a merger or other acquisition.

1.3                               Duration of the Plan. The Plan will commence on the Effective Date, as described in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 9, for a term of 10 years after the Effective Date.

Article 2.                                            Definitions

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

“Acquisition” means the transactions contemplated under the Acquisition Agreement.

“Acquisition Agreement” means the Unit Purchase Agreement by and among the Company, Command, the Members of Command, Paul Loeb, as Sellers’ Representative, and Paul Loeb, in his individual capacity, concerning the sale of membership units of Command, dated as of April 20, 2015.

“Affiliate” means, for all purposes hereunder, an entity that is (directly or indirectly) controlled by the Company.

“Award” means, individually or collectively, a grant under this Plan to a Participant of Restricted Stock.

“Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cause” shall have the meaning set forth in any written employment agreement between the Participant and the Company or an Affiliate.  If there is no written employment agreement between the Participant and the Company or an Affiliate, or if such agreement does not define “Cause,” then “Cause” shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, “Cause” shall mean the Participant’s:

(a)                                 willful neglect of or continued failure to substantially perform his or her duties with or obligations for the Company or an Affiliate in any material respect (other than any such failure resulting from his or her incapacity due to physical or mental illness);

(b)                                 commission of a willful or grossly negligent act or the willful or grossly negligent omission to act that causes or is reasonably likely to cause material harm to the Company or an Affiliate; or

(c)                                  commission or conviction of, or plea of nolo contendere to, any felony or any crime materially injurious to the Company or an Affiliate.

An act or omission is “willful” for this purpose if it was knowingly done, or knowingly omitted, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate.  Determination of Cause shall be made by the Committee in its sole discretion, and may be applied retroactively if, after the Participant terminates Service, it is discovered that Cause occurred during Participant’s Service.

“Change in Control” means the occurrence of any one or more of the following:

(a)                                 An effective change of control pursuant to which any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company representing more than thirty-five percent (35%) of the voting power of the Company’s then outstanding stock; provided, however, that a Change in Control shall not be deemed to occur by virtue of any of the following acquisitions: (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) by any Incumbent Stockholders (as defined below);

(b)                                 Any person or persons acting as a group (in each case, other than any Incumbent Stockholders) acquires beneficial ownership of Company stock that, together with Company stock already held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or voting power of the Company’s then outstanding stock. The acquisition of Company stock by the Company in exchange for property, which reduces the number of outstanding shares and increases the percentage ownership by any person or group to more than 50% of the Company’s then outstanding stock will be treated as a Change in Control;

(c)                                  Individuals who constitute the Board immediately after the Effective Date (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board during any 12-month period; provided, however, that any person becoming a Director subsequent thereto whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination) shall be an Incumbent Director, provided that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(d)                                 Any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value of at least forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition. For purposes of this section, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with such assets. The event described in this paragraph (d) shall not be deemed to be a Change in Control if the assets are transferred to (i) any owner of Company stock in exchange for or with respect to the Company’s stock, (ii) an entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the entity’s total value or total voting power, (iii) any person that owns, directly or indirectly, at least fifty percent (50%) of the Company stock, or (iv) an entity in which a person described in (d)(iii) above owns at least fifty percent (50%) of the total value or voting power. For purposes of this section, and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.

In no event will a Change in Control be deemed to have occurred, with respect to the Participant, if an employee benefit plan maintained by the Company or an Affiliate or the

Participant is part of a purchasing group that consummates the transaction that would otherwise result in a Change in Control. The employee benefit plan or the Participant will be deemed “part of a purchasing group” for purposes of the preceding sentence if the plan or the Participant is an equity participant in the purchasing company or group, except where participation is: (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Command” shall have the meaning set forth in Section 1.2.

“Committee” shall mean the Compensation Committee of the Board of Directors, the composition of which shall consist of at least two directors who are “independent directors” within the meaning of the NASDAQ marketplace rules and “non-employee directors” within the meaning of Exchange Act Rule 16b-3, or in lieu of the Compensation Committee of the Board of Directors, the Independent Directors.

“Company” means Echo Global Logistics, Inc., a Delaware corporation, and any successor thereto as provided in Article 14.

“Director” means any individual who is a member of the Board of Directors.

“Disability” shall mean:

(a)                                 A physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan of the Company or an Affiliate applicable to him or her; or

(b)                                 If the Participant is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act.

“Effective Date” means the Closing Date as such term is defined in Section 2.4 of the Acquisition Agreement.

“Employee” means an employee of Command or one of its Subsidiaries immediately prior to the Acquisition who is identified on Exhibit A to the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Fair Market Value” of a Share on any given date means the last reported sales price on the NASDAQ or such other exchange on the date in question.

“Independent Directors” has the meaning set forth in Section 1.1.

“NASDAQ” shall have the meaning set forth in Section 1.2.

“Participant” means an Employee who the Committee has selected to participate in the Plan pursuant to Section 5.2 and who has an Award outstanding under the Plan.

“Plan” means the Echo Global Logistics, Inc. 2015 Inducement and Retention Stock Plan for Command Employees, as set forth in this document, and as amended from time to time.

“Restriction Period” means the period during which the transfer of Restricted Stock is limited in some way (based on the passage of time or the occurrence of other events as determined by the Committee, in its sole discretion) or the Restricted Stock is not vested.

“Restricted Stock” means a contingent grant of Shares awarded to a Participant pursuant to Article 6.  The Shares awarded to the Participant will vest over the Restriction Period and according to the time-based criteria specified in the Award Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor act thereto.

“Service” means the provision of services by a Participant to the Company or an Affiliate in the capacity of an employee.  For purposes of this Plan, the transfer of a Participant from the Company to an Affiliate, from an Affiliate to the Company or from an Affiliate to another Affiliate shall not be a termination of Service.  However, if the Affiliate for which such Participant is providing services ceases to be an Affiliate of the Company due to a sale, transfer or other reason, and such Participant ceases to perform services for the Company or any Affiliate, such Participant shall incur a termination of Service.

“Shares” means the shares of common stock, $0.0001 par value of the Company, or any successor or predecessor equity interest in the Company.

“Subsidiary” means a “subsidiary corporation” whether now or hereafter existing, as defined in Code Section 424(f).

Article 3.                                            Administration

3.1                               The Committee.  The Plan will be administered by the Committee, or by the Independent Directors or any other committee appointed by the Board whose composition satisfies the “nonemployee director” requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act and the “independent director” requirements of the NASDAQ marketplace rules, or any successor regulations or provisions.

3.2                               Authority of the Committee.  Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select the persons to whom Awards may be granted hereunder prior to the consummation of the Acquisition with the grant of such Award effective upon the consummation of the Acquisition and subject to such person commencing employment with the Company or an Affiliate; determine the sizes of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 9) amend the terms and conditions of the Plan to the extent such amendment is within the discretion of the Committee as provided in the Plan.  Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan.  As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan, including to an officer of the Company to designate the Employees (other than such officer himself or herself) to receive Awards and to determine the number of Shares subject to the Awards such Employees will receive.

The duties of the Committee or its delegatee shall also include, but shall not be limited to, making disbursements and settlements of Awards, creating trusts, and determining whether to defer or accelerate the vesting of, or the lapsing of restrictions or risk of forfeiture with respect to Restricted Stock.  Subject only to compliance with the express provisions of the Plan, the Committee or its delegatee may act in its, his, or her sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan.

3.3                               Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its stockholders, all Affiliates, Employees, Participants and their estates and beneficiaries.

3.4                               Change in Control.  In the event of a Change in Control, the Committee shall have the discretion to accelerate the vesting of Awards, eliminate any restrictions applicable to Awards, or take such other action as it deems appropriate, in its sole discretion.

Article 4.                                            Shares Subject to the Plan and Maximum Awards

4.1                               Number of Shares Available for Awards.  Subject to adjustment as provided below and in Sections 4.2 and 4.3, the maximum number of Shares that may be issued or transferred to Participants under the Plan will be 503,826.

4.2                               Lapsed Awards.  Any Shares (a) subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant; or (b) delivered by attestation to, or withheld by, the Company in payment of any required income tax withholding for the vesting of Restricted Stock awarded under the Plan will thereafter not be deemed to be available for Awards.

4.3                               Adjustments in Authorized Shares.

(a)                                 In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, share combination, or other such change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights and provided that the number of Shares subject to any Award shall always be a whole number.

(b)                                 Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines.  The Company will give notice of any adjustment to each Participant who holds an

Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

Article 5.                                            Eligibility and Participation

5.1                               Eligibility.  Awards may be granted only to Employees and shall be granted as an inducement material to such Employees entering into employment with the Company or an Affiliate upon the consummation of the Acquisition.  Awards shall not become effective until the consummation of the Acquisition and the Participant’s commencement of employment with the Company or an Affiliate.  No Award shall be granted hereunder after the consummation of the Acquisition, and no Award shall be granted hereunder to any individual who is employed by, or who is rendering services to, the Company or an Affiliate immediately prior to the Acquisition.

5.2                               Actual Participation.  Subject to the provisions of the Plan, the Committee will select those Employees to whom Awards will be granted and will determine the nature and amount of each Award.

Article 6.                                            Restricted Stock

6.1                               Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock to Participants in such amounts as it determines.

6.2                               Award Agreement.  Each grant of Restricted Stock will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares granted, and such other provisions as the Committee determines.

6.3                               Other Restrictions.  The Committee may impose such other conditions or restrictions on any Restricted Stock as it deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.  The Committee may provide that restrictions established under this Section 6.3 as to any given Award will lapse all at once or in installments.  The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.

6.4                               Payment of Awards.  Except as otherwise provided in this Article 6, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period.

6.5                               Voting Rights.  During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

6.6                               Dividends and Other Distributions.  Except as may otherwise be provided in an Award Agreement:

(a)                             During the Restriction Period, Participants awarded Shares of Restricted Stock hereunder will be credited with regular cash dividends paid on those Shares.

(b)                                 Dividends on vested Shares shall be paid as soon as practicable as dividends are received by other Company stockholders.

(c)                                  Dividends on unvested Shares shall be subject to the same vesting conditions as the underlying Shares, and will be targeted to be paid within 2-1/2 months following the end of the calendar year in which the underlying Shares vest, but shall be paid no later than the end of the calendar year following the year in which the underlying Shares vest.

6.7                               Termination of Service.  Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock after his or her termination of Service.  These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of Service.

Article 7.                                            Beneficiary Designation

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits.  Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime.  If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.

Article 8.                                            Rights of Participants

8.1                               Employment and Service.  Nothing in the Plan will confer upon any Participant any right to continue in the employ or Service of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or Service at any time.

8.2                               Participation.  No Employee will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

Article 9.                                            Amendment, Modification and Termination

9.1                               Amendment, Modification and Termination.  The Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part; provided, however, that the Committee will not amend the Plan in any way that would require approval of the Company’s stockholders. Notwithstanding the foregoing, no amendment under the Plan or a termination of the Plan will materially alter or impair any rights or obligations under any Award already granted under the Plan, without the prior written consent of the Participant.

9.2                               Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards, as may be determined to be appropriate and equitable by the Committee.

Article 10.                                     Date of Grant.

The date of grant of an Award shall be the date, upon consummation of the Acquisition, when the Participant commences employment with the Company or an Affiliate.  Notice of the determination shall be provided to each Participant within a reasonable time after the date of grant.  Promptly following the date of grant of any Award hereunder, the Company shall disclose in a press release in compliance with NASDAQ Listing Rule 5635(c)(4) the material terms of the Awards, the number of Employees and the number of Shares involved.

Article 11.                                     Nontransferability of Awards.

Except as otherwise provided in a Participant’s Award Agreement, no Restricted Stock granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)).  All rights with respect to Restricted Stock will be available during the Participant’s lifetime only to the Participant or his or her guardian or legal representative.  The Participant’s beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the Participant’s death.  The Committee may, in its discretion, require a Participant’s guardian, legal representative or beneficiary to supply it with the evidence the Committee deems necessary to establish the authority of the guardian, legal representative or beneficiary to act on behalf of the Participant.

Article 12.                                     Withholding

12.1                        Tax Withholding.  The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan.

12.2                        Share Withholding.  With respect to withholding required upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction.  The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

Article 13.                                     Indemnification

Each person who is or has been a member of the Committee or the Board, and any officer or Employee to whom the Committee has delegated authority under Section 3.1 or 3.2 of the Plan, will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan.  Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it.  The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

Article 14.                                     Successors

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.

Article 15.                                     Breach of Restrictive Covenants

An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any non-competition, non-solicitation, non-disclosure, no-hire or other restrictive covenant provisions contained in the Award Agreement or in any written employment or other written agreement between the Participant and the Company, whether prior to or following termination of Service, the Participant will forfeit any and all Awards granted or transferred to him or her under the Plan.

Article 16.                                     Legal Construction

16.1                        Number.  Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and any singular term includes the plural.

16.2                        Severability.  If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

16.3                        Requirements of Law.  The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

16.4                        Securities Law Compliance.  As to any individual who is, on the relevant date, an officer, director or more than ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule.  To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

The Company may require a Participant to make written representations it deems necessary or desirable to comply with applicable securities laws.  No person who acquires Shares under the Plan may sell the Shares, unless he or she makes the offer and sale pursuant to an effective registration statement under the Exchange Act, which is current and includes the Shares to be sold, or an exemption from the registration requirements of the Securities Act.

16.5                        Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company.  The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

16.6                        Governing Law.  To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Illinois.

16.7                        Electronic Delivery and Evidence of Award.  The Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party) all documents relating to the Plan or any Award hereunder (including, without limitation, any Award Agreement and prospectus required by the SEC) and all other documents that the Company is required to deliver to its securities holders (including, without limitation, annual reports and proxy statements).  In addition, evidence of an Award may be in electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.  Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book entry form in the name of the Participant.

16.8                        No Limitation on Rights of the Company.  The grant of the Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

16.9                        Participant to Have No Rights as a Stockholder.  Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a stockholder with respect to those Shares.

EXHIBIT A

EMPLOYEES

Brian Rudich
Kevin Broude
David Ardell
Phillip Broering
Andrew Bennett
Justin Loeb
Andrew Hafertepe
Andrew Kimelman
Bradley Jerwick
Adam Markman
Josh Wesolowski
Brett Stein
Michael Zamost
Alexander Nienberg
Matthew Haydock
Justin Frees
John Pavlick
Timothy Tolari
Mangirdas Pranckevicius
David Paciga
Scott Carlson
Patrick O’Connor
Brian Oberman
John Ashman
Scott Fisher
Brian Goldstein
Gerald Privasky
Mitchell Celik
Mark Snyder
Patrick Vallely
Lewis Dowell
John Cameli
Daniel Zamost
Scott Gordon
John Callas